                                                                    Exhibit 99.4
                            J. CREW INTERMEDIATE LLC

                                OFFER TO EXCHANGE

            16.0% SENIOR DISCOUNT CONTINGENT PRINCIPAL NOTES DUE 2008
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                                 FOR ANY AND ALL
      OUTSTANDING 16.0% SENIOR DISCOUNT CONTINGENT PRINCIPAL NOTES DUE 2008

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      , 2003,
UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00
P.M., NEW YORK CITY TIME, ON        , 2003 UNLESS PREVIOUSLY ACCEPTED

TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus of J. Crew Intermediate
LLC, a Delaware limited liability company (the "ISSUER"), dated          , 2003
(the "PROSPECTUS"), and the enclosed Letter of Transmittal (the "LETTER OF TRANSMITTAL") relating to the offer to exchange (the "EXCHANGE OFFER") registered 16% Senior Discount Contingent Principal Notes due 2008 of J. Crew Intermediate LLC (the "EXCHANGE NOTES") for any and all outstanding 16% Senior Discount Contingent Principal Notes due 2008 of J. Crew Intermediate LLC (the "INITIAL NOTES") (CUSIP No. 46614GAB1 for Initial notes offered and sold to an institutional accredited investor as that term is defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), CUSIP No. 46614GAA3 for Initial Notes offered and sold in reliance on Rule 144A of the Securities Act and CUSIP No. U04482AA0 for Initial Notes offered and sold pursuant to Regulation S under the Securities Act), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated as of May 6, 2003, between the Issuer and U.S. Bank National Association, as Trustee, on behalf of the Holders.

     This material is being forwarded to you as the beneficial owner of the Initial Notes carried by us in your account but not registered in your name. A TENDER OF SUCH INITIAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Initial Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Initial Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON           , 2003 (30 CALENDAR DAYS FOLLOWING THE
COMMENCEMENT OF THE EXCHANGE OFFER), UNLESS EXTENDED BY THE ISSUER. ANY INITIAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE FOR THE EXCHANGE OFFER.

     Your attention is directed to the following:

          1.   The Exchange Offer is for any and all Initial Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions."

          3. Any transfer taxes incident to the transfer of Initial Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 2003, unless extended by the Issuer.

     If you wish to have us tender your Initial Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Initial Notes.

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus, dated        , 2003, of J. Crew Intermediate LLC, a Delaware limited
liability company, and the related specimen Letter of Transmittal.

     This will instruct you to tender the number of Initial Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1     / /       Please tender my Initial Notes held by you for my account.
                    If I do not wish to tender all of the Initial Notes held by you for any account, I have identified on a signed schedule attached hereto the number of Initial Notes that I do not wish tendered.

Box 2     / /       Please do not tender any Initial Notes held by you for my
                    account.

Date _____________, 2003
                                        ----------------------------------------
                                                      SIGNATURE(S)
                                        ----------------------------------------

                                        ----------------------------------------
                                             PLEASE PRINT NAME(S) HERE

                                        ----------------------------------------
                                            AREA CODE AND TELEPHONE NO.

     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL INITIAL NOTES.

                                        3